UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2006, Solomon Technologies, Inc. (the “Company”) and Woodlaken LLC (“Woodlaken”), Jezebel Management Corporation (“Jezebel”), Pinetree (Barbados), Inc. (“Pinetree”), Coady Family LLC (“Coady”), F. Jay Leonard (“Leonard”), Peter and Barbara Carpenter (“Carpenter”), Pascal Partners, LLC (“Pascal”) Steven Kilponen (“Kilponen”) and Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 80M020013 (“Cooper,” and together with Woodlaken, Jezebel, Pinetree, Coady, Leonard, Carpenter and Kilponen, the “Investors”) entered into an agreement dated as of December 31, 2006 to amend the promissory notes in the aggregate principal amount of $1,712,085 issued by the Company to the Investors between March 2005 and October 2006 (the “Notes”) to extend the maturity date of the Notes from January 15, 2007 to September 30, 2007. To induce the Investors to agree to extend the Notes, the Company agreed to compensate each of the Investors, at the Investor’s option, by either (i) issuing shares of common stock of the Company in an amount equal to 10,000 shares for each $100,000 in principal amount of Notes, or fraction thereof, held by such Investor or (ii) paying such Investor an amount in cash equal to 5% of the principal amount of Notes, or fraction thereof, held by such Investor.

Item 3.02	Unregistered Sales of Equity Securities

On January 22, 2007, the Company issued 46,296 shares of common stock, par value $.001 per share, to Davis & Gilbert LLP (“D&G”) in lieu of a cash retainer of $100,000 for services to be rendered to the Company by D&G. The shares were priced at the average closing market price of the Common Stock over the 30 trading days ending on January 12, 2007.

On February 2, 2007, the Company agreed to issue 110,000 shares of restricted common stock and options to purchase 750,000 shares of common stock to Gary G. Brandt. The restricted stock and options were granted to Mr. Brandt pursuant to the Company’s Amended and Restated 2003 Stock Option Plan and in consideration of his agreement to join the Company as its new Chief Executive Officer.

In October 2006, the Company borrowed $140,085 in principal amount of senior secured promissory notes. As an incentive to the purchasers, we agreed to issue to each purchaser of notes an amount of shares of common stock calculated by dividing $20,000 by the closing market price of common stock on the trading day preceding the day on which the notes were purchased for each $100,000 in principal amount of notes, or fraction thereof, purchased. In fulfillment of this agreement the Company issued an aggregate of 16,744 shares of common stock to the purchasers of the notes on February 5, 2007.

In connection with a consulting arrangement with David B. Stout Associates, LLC, Stout Associates has agreed to provide certain marketing consulting services to us in exchange for a consulting fee of $1,500 per day or $187 per hour, subject to possible discounts for long term assignments. Stout Associates has agreed to accept payment for up to 1/3 of its chargeable time in the form of shares of common stock of the Company. On February 5, 2007, we issued 513 shares of common stock, valued at $1,437.50, to David Stout.

On February 5, 2007, the Company issued 10,000 shares of common stock to Neil Marshall Brown in consideration for legal services rendered to the Company in 2006.

The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary G. Brandt has been appointed Chief Executive Officer of the Company, commencing on February 5, 2007. Mr. Brandt will have responsibility for all of the Company’s operations and will report directly to the Company’s board of directors.

From December 2005 through February 2, 2007, Mr. Brandt was VP Corporate Development of Satcon Technology Corporation, a manufacturer of power electronics and control systems. From October 2001 through March 2005, he was Chief Financial Officer of Hydrogenics Corporation, a hydrogen and fuel cell technology company. Mr. Brandt has served as a director of ePower Synergies, Inc., a designer, developer and manager of transportation systems for sustainable eCommunities, since 2005. He was also a director of Astris Energi Inc., a developer of alakaline fuel cells, from July 2005 to June 2006.

On February 2, 2007, the Company and Mr. Brandt entered into an employment agreement dated January 31, 2007, pursuant to which Mr. Brandt will receive a salary of $190,000 per year, 110,000 shares of restricted common stock and options to purchase 750,000 shares of common stock pursuant to the Company’s Amended and Restated 2003 Stock Option Plan. Mr. Brandt will also be eligible to receive a bonus of $100,000 for the year ending December 31, 2007 if the Company meets certain performance conditions described in the agreement.

Mr. Brandt, who currently resides in Canada, will be reimbursed for expenses incurred in relocating to the United States and for temporary living expenses incurred prior to relocating. He will also receive a monthly car allowance.

The agreement is terminable by the Company at any time with or without cause, as defined in the agreement. If Mr. Brandt is terminated without cause he will receive severance of 3 months’ salary initially, plus 1 month of salary for each month he is employed by the Company beyond the first 4 months of employment, up to a total of 12 months. Mr. Brandt will receive 9 months of severance pay if he resigns for good reason, as defined in the agreement.

Mr. Brandt’s restricted stock will vest over 3 years in amounts equal to 50%, 30% and 20% of the total number of shares on the first, second and third anniversaries of his employment, respectively. If his employment is terminated without cause, 50% of the restricted shares will vest upon such termination if the termination occurs before his family relocates to the United States and all of the shares will vest upon such termination if it occurs after his family relocates to the United States. In the event of a change of control of the Company, as defined in the agreement, or if Mr. Brandt dies after his first full year of employment, all of his unvested restricted shares will immediately become vested.

Mr. Brandt’s options are of two different types. Options for 500,000 shares (the “Initial Options”) will vest in three equal annual installments beginning on February 5, 2008. Options for 250,000 shares (the “Performance Options”) will vest only if certain specified performance conditions are met. If Mr. Brandt’s employment is terminated without cause half of any Initial Options that would have vested by their terms within the next 12 months will vest upon termination. The Initial Options will vest in full upon a change of control of the Company or Mr. Brandt’s death occurring before December 31, 2007. The Performance Options will terminate in full in the event of a change of control of the Company or Mr. Brandt’s death, and will terminate as to any unvested options if he is terminated without cause. However, if Mr. Brandt’s employment is terminated without cause prior to completion of the audit of the Company’s financial statements for the year ending December 31, 2007, or if there is a change in control of the Company or Mr. Brandt dies after December 31, 2007 but before the completion of the audit, the Performance Options will remain in effect until the completion of the audit, when they will either vest if the performance conditions are met or expire if the performance conditions have not been met.

All of Mr. Brandt’s options and restricted stock will be forfeited if his employment is terminated for cause.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits. The following exhibits are furnished herewith:

10.1
Agreement dated as of December 31, 2006, among Solomon Technologies, Inc., Woodlaken LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc., Coady Family LLC, F. Jay Leonard, Peter and Barbara Carpenter, Pascal Partners, LLC, Steven Kilponen and Millennium Trust Co. LLC Custodian FBO Joseph Cooper Rollover IRA 90M020013.

99.1	Press Release issued by Solomon Technologies, Inc. on February 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: February 5, 2007	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President (Principal Executive Officer)